Exhibit 21.1

BurgerFi International, Inc.

Subsdidiaries of BurgerFi International, Inc.

December 31, 2020

BurgerFi International, LLC, a Delaware limited liability company

BF Restaurant Management LLC, a Florida limited liability company

BF Commissary, LLC (“BF Commissary”), a Florida limited liability company

BF Restaurant Management LLC, a Florida limited liability company

BurgerFi-Delray Beach, LLC, a Delaware limited liability company

BF Coral Springs, LLC, a Florida limited liability company

BF City Place-West Palm, LLC, a Florida limited liability company

BF Commack, LLC, a Florida limited liability company

BF Jupiter, LLC, a Florida limited liability company

BF Philadelphia, LLC, a Florida limited liability company

BF West Delray, LLC, a Florida limited liability company

BF LBTS, LLC, a Florida limited liability company

BGM Pembroke Pines, LLC, a Florida limited liability company

BF Jacksonville Town Center, LLC, a Florida limited liability company

BF Jacksonville Riverside, LLC, a Florida limited liability company

BF Delray-Linton, LLC, a Florida limited liability company

BF Pines City Center, LLC, a Florida limited liability company

BF Dania Beach, LLC, a Florida limited liability company

BF Ft Myers-Daniels, LLC, a Florida limited liability company

BF Boca Raton-Boca Pointe, LLC, a Florida limited liability company

BF Boca Raton, LLC, a Florida limited liability company

BF PBG, LLC, a Florida limited liability company

BF Jupiter – Indiantown, LLC, a Florida limited liability company

BF Wellington, LLC, a Florida limited liability company

BF Neptune Beach, LLC, a Florida limited liability company

BF Williamsburg, LLC, a Florida limited liability company

BF Orlando-Dr. Phillips, LLC, a Florida limited liability company

BF Miami Beach – Meridian, LLC, a Florida limited liability company

BF Odessa, LLC, a Florida limited liability company

BF Tampa – Channelside, LLC, a Florida limited liability company

BF Tampa – Westchase, LLC, a Florida limited liability company

BF Poughkeepsie, LLC, a Florida limited liability company